Exhibit 10.1

AMENDMENT NO. 1
TO
 COMMON STOCK PURCHASE WARRANT
OF
BETTER CHOICE COMPANY INC.
(f/k/a Sport Endurance, Inc.)

This Amendment No. 1 (the “Amendment”) to Common Stock Purchase Warrant (the “Warrant;” capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Warrrant), dated as of December 12, 2018 (the “Issuance Date”), issued by Better Choice Company Inc. (the “Company”) to each of the undersigned (each, a “Holder”), is made effective by the undersigned as of September 15, 2020 (the “Effective Date”).

WITNESSETH:

WHEREAS, Holder is the record and beneficial owner of the Warrant;

WHEREAS, since the Issuance Date, the Company has consummated a reverse stock split and other equity financings that have resulted in adjustments to the number of Warrant Shares purchasable under the Warrant and the Exercise Price pursuant to Section 3 of the Warrant;

WHEREAS,  the Company intends to consummate a Series F Preferred Stock equity financing (the “Series F Financing”) pursuant to which, among other things, will provide substantial benefit to the Company and its equity holders, including, without limitation, Holder;

WHEREAS, the Series F Financing will cause further adjustments to the number of Warrant Shares and the Exercise Price pursuant to the Warrant;

WHEREAS, as a condition precedent to the Series F Financing, the investors therein are requiring that the Company and the holders of the outstanding Warrants issued by the Company pursuant to the Purchase Agreement (including the Warrant) (the “December 2018 Warrants”) (i) memorialize and fix the number of Warrant Shares purchasable under the Warrant and the Exercise Price as of the Effective Date and giving effective to the Series F Financing and (ii) eliminate certain antidilution rights under the Warrant;

WHEREAS, pursuant to Section 5(l) of the Warrant, any amendment to the Warrant requires the written consent of the Company and the holders of 75% of the December 2018 Warrants;

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and other good and valuable consideration, it is hereby agreed that, effective immediately prior to the closing of the Series F Financing:

1.
Notwithstanding anything to the contrary contained in the Warrant or any other instrument or communication, (i) the number of Warrant Shares purchasable under the Warrant shall be the original amount of Warrant Shares purchasable under the Warrant as of the Issuance Date divided by 4.33333 and then rounded up to the next whole share, and (ii) the Exercise Price under the Warrant shall be $0.65 per share.

2.	Immediately upon the adjustments described in Section 1(i) of this Amendment, Section 3(b) of the Warrant shall be deleted in its entirety and the following inserted in its place and stead:

“(b)      Reserved.”

3.	Holder hereby consents to all December 2018 Warrants being amended accordingly.

4.          Upon and after the effectiveness of this Amendment, each reference in the Warrant to “this Warrant,” “hereunder,” “hereof,” or words of like import referring to the Warrant shall mean and be a reference to the Warrant as modified hereby.  Except as modified in this Amendment, the Warrant is and shall continue to be in full force and effect and is hereby, in all respects, ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as previously provided herein, operate as a waiver of any right, power or remedy of any party under the Warrant, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Warrant.

5.          THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO SUCH STATES’S PRINCIPLES OF CONFLICT OF LAWS.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

THE COMPANY:

BETTER CHOICE COMPANY INC.

By:
Name:	Werner Von Pein
Title Chief Executive Officer

HOLDER:

XXXXXX

By:
Name:

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